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                                                                    EXHIBIT 10.7


                                ESCROW AGREEMENT

            This Escrow Agreement (this "Agreement") is entered into on December __, 1998 by and among City National Bank, national association (the "Escrow Agent"), amdiv.com, inc., a Nevada corporation ("amdiv") and Nutmeg Securities, Ltd. ("Nutmeg").

                                    ARTICLE I
                                   ESCROW FUND

1.1         Establishment of and Distribution from Escrow.

            1.1.1 On the date of the closing of amdiv's Pubic Offering of Common Stock (the "Closing Date"), Nutmeg, on behalf of amdiv, shall deposit into escrow (the "Escrow") with the Escrow Agent an amount of $15,000,000.

            1.1.2 amdiv shall also deposit into Escrow from time to time the amount of all fees and costs of Escrow Agent permitted under this Agreement to the extent such amounts are deducted or offset from the Escrow funds.

            1.1.3 The Escrow Agent shall pay and disburse to amdiv from the Escrow the following amounts at the times set forth below:

                        (i) Up to $6,000,000 upon written certification by an authorized officer of amdiv that such amount shall be deposited directly into a separate lock-up account, to be established in a financial institution in the Federal Republic of Germany, solely for the purpose of fulfilling the net capital requirements of broker/dealers under German law.

                        (ii) Subject to Section 1.1.4, all amounts in the Escrow upon the earliest to occur of the following:

                              (A) The date that is ninety (90) days after the
                                  Closing Date, provided that the Escrow Agent has received the "Commencement of Business Notice" substantially in the form attached as Exhibit A, which indicates that amdiv has commenced its European Union brokerage business as evidenced by the consummation of one transaction in one account;

                              (B) The date on which the Escrow Agent receives
                                  the "Revenue Notice", substantially in the form attached hereto as Exhibit B, which indicates that amdiv has obtained gross revenue (as determined in accordance with Generally Accepted Accounting Standards, as applied in the United States) of at least $5,000,000 from the European Union brokerage business; or

                              (C) The Commencement of Business Notice and the
                                  Revenue Notice shall be completed by McGladrey & Pullen, independent auditors to amdiv, and delivered to the Escrow Agent.

            1.1.4 Notwithstanding anything to the contrary herein, the Escrow shall be terminated and all funds therein shall be paid and disbursed to amdiv not later than the date one year from the Closing Date or such earlier time as may be designated by Nutmeg in a written notice of termination to the Escrow Agent. The Company shall use its best efforts to obtain the regulatory approvals necessary to implement its business plan as contemplated in the Company's Registration Statement on Form SB-2 (File No. 333-62489), as amended, and to satisfy the conditions specified in subparagraphs (A) and (B) of
                        Section 1.1.3(i)

            1.1.5 All funds deposited into Escrow, and all interest thereon, shall remain the property of amdiv. Without the prior written consent of amdiv, no person or entity shall be permitted to withdraw, use or otherwise direct the Escrow Agent to use the Escrow funds for any purpose other than to pay amdiv.


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1.2         Separate Funds of the Escrow Fund. amdiv may direct the Escrow Agent to establish one or more Funds to hold such portions of the assets of the Escrow Fund as amdiv shall direct, along with the earnings and profits thereon.

                                   ARTICLE II
                                THE ESCROW AGENT

2.1 Scope of Powers, Duties and Obligations of the Escrow Agent. Subject to Nutmeg's and amdiv's directions in accordance with the provisions of this Agreement, the Escrow Agent has whatever powers are conferred by law and which are required to discharge its obligations and exercise its rights under this Escrow Agreement, including but not limited to the powers specified in the following Paragraphs of this Article, and the powers and authority granted to the Escrow Agent shall have no duties or obligations except those specifically set forth in this Agreement.

2.2         Powers Exercisable by the Escrow Agent, Subject to this Agreement.
            The Escrow Agent is authorized and empowered to exercise the following powers, subject to the limitations contained in this Agreement.

            2.2.1 To register any investment held in the Escrow Fund in its own name or in the name of a nominee and to hold any investment in bearer form. The books and records of the Escrow Agent shall show that all such investments are part of the Escrow Fund. The Escrow Agent shall be liable for all acts of its nominee;

            2.2.2 To utilize registered securities depositories to hold assets of the Escrow Fund, provided however that the Escrow Agent shall not be relieved of any fiduciary responsibility with with respect to the assets so held;

            2.2.3 To employ agents, including public accountants and legal counsel (which may be counsel for amdiv or Nutmeg), as it shall determine appropriate, and to pay their reasonable expenses and compensation from Escrow Funds;

            2.2.4 To rely on amdiv to defend and litigate, or settle, at their expense, any suit brought against the Escrow Funds or any order sought to be satisfied out of the Escrow Funds, without duty on the Escrow Agent beyond forwarding related papers to amdiv and complying with any final order to the extent of the Escrow Fund;

            2.2.5 To withhold from taking any action until it receives proper written notice of an occurrence of any event affecting this Escrow.

            2.2.6 To treat as genuine, sufficient and correct, in form, execution and validity, and as the document it purports to be, and from the party it purports to be from, any notice, instruction, letter, paper, telex or other document purported to be furnished to Escrow Agent by amdiv or Nutmeg and believed by Escrow Agent to be both genuine and to have been transmitted by the proper party or parties, and Escrow Agent shall have no liability with respect to any action taken or foregone by Escrow Agent in good faith in reliance on such document;

            2.2.7 To deposit the Escrow Funds, after reduction for Escrow Agent's accrued fees and expenses, in an interest bearing passbook savings account with Escrow Agent's commercial department requiring the signatures of amdiv, should amdiv not appoint a successor escrow holder for the Escrow Funds within fifteen (15) days following the resignation or removal of Escrow Agent;

            2.2.8 To be fully released and discharged from any obligation to perform any further duties imposed upon it with respect to this Escrow following its resignation or removal and the appointment of a successor of the deposit of the Escrow Funds under paragraph 2.2.7 above; and


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            2.2.9       To be free from any liabilities or change in duties,
                        other than as may be specifically described elsewhere herein, for the action or inaction of a party to this Escrow Agreement, or any other party, or the occurrence or non-occurrence of an event outside of this Escrow.

                                   ARTICLE III
                          INVESTMENT OF THE ESCROW FUND

3.1 Permitted Investments. Subject to the written directions of amdiv, the Escrow Agent may invest and reinvest the principal and accumulated income of the Escrow Fund in investment grade securities (i.e., those ranking in the four highest investment grades issued by a nationally recognized rating agency).

3.2 Escrow Agent Not Responsible for Investment Advice. The Escrow Agent assumes no responsibility for advising Nutmeg, amdiv or their respective representatives, with respect to the investment and reinvestment of the Escrow Fund. The Escrow Agent shall as promptly as possible comply with any direction given by amdiv; provided, however, that the Escrow Agent shall have not duty to take any action which, in the Escrow Agent's opinion, would expose the Escrow Agent to liability unless and until amdiv indemnifies the Escrow Agent to its satisfaction. The Escrow Agent shall neither be liable in any manner nor for any reason for any losses or other unfavorable investment result arising from its compliance with such direction, nor be liable for failing to invest any assets of the Escrow Fund in the absence of written investment directions regarding such assets.

3.3 Delegation of Responsibility and Authority for Investment of Escrow Fund. amdiv may by written resolution delegate its authority over the investments of the Escrow Fund to its designated representative (the "amdiv Representative"), and Escrow Agent shall accept the amdiv Representative's instructions to invest and reinvest the assets of all or any portion of the Escrow Fund. amdiv may revoke the delegation of any such investment responsibility and authority by written notice to the Escrow Agent, and the amdiv Representative may relinquish such responsibility and authority by written notice to amdiv and Escrow Agent.

3.4 Notification of Rights Regarding Securities. Following receipt of information, the Escrow Agent will notify amdiv of any conversion, redemption, exchange, subscription or other right relating to any securities purchased hereunder of which notice was given after the acquisition of such securities by the Escrow Agent, and the Escrow Agent shall have no obligation to exercise any such right unless it is instructed by amdiv or the amdiv Representative in writing to exercise such right, within a reasonable time prior to the expiration of such right.

3.5 Uninvested Cash. Subject to the directions of amdiv or the amdiv Representative, the Escrow Agent may hold any or all of the Escrow Fund in cash, uninvested and nonproductive of income. The Escrow Agent shall not be required to pay interest on any cash so held uninvested. The Escrow Agent may deposit cash awaiting investment or distribution in any interest-bearing account in any Bank (including the Escrow Agent), subject to the collateral requirements set forth in paragraph 3.1 above.

3.6 Shareholder Communications. amdiv directs the Escrow Agent not to disclose to any company requesting shareholder information the name and the address of amdiv or the share position of the securities of the inquiring company in the Escrow Fund.

                                   ARTICLE IV
                      ESCROW AGENT NOTICES AND INSTRUCTIONS

4.1 Instructions; Notices. Except as hereafter provided, any directions, instructions or notices which amdiv or Nutmeg or any other duly authorized person is required or permitted to give to the Escrow Agent under this Escrow Agreement (the "Instructions") shall be in writing and shall be deemed effective upon receipt by the Escrow Agent; provided, however, that the Escrow Agent in its discretion may act upon oral instructions if it believes them to be genuine, but the Escrow Agent shall not be required to do so. If the Escrow Agent requires, all oral instructions are to be promptly confirmed in writing, but the Escrow Agent shall not be liable for any action or any failure to act in accordance with oral Instructions, even though it fails to receive written confirmation from partly giving such Instructions. The Escrow Agent shall be entitled to rely in good faith upon


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            any Instruction signed by any authorized representative of amdiv or
            Nutmeg, and shall incur no liability for the following such directions. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NEITHER NUTMEG NOR AMDIV SHALL GIVE, AND ESCROW AGENT MAY NOT RELY UPON, ANY UNILATERAL INSTRUCTIONS CONTRARY TO SECTION 1.1 OF THIS AGREEMENT. Any written notices, affidavits or the communications hereunder shall be deemed to have been duly given if delivered or mailed first class, certified mail, postage prepaid, addressed as follows:

                 IF TO NUTMEG, ADDRESSED TO:   Christopher Daniels
                                               Executive Vice President, Corporate Finance Department
                                               Nutmeg Securities, Ltd.
                                               495 Post Road East
                                               Westport, Connecticut  06880
                                               Telephone: (203) 226-1857
                                               Facsimile: (203) 226-5343

                 WITH A COPY TO:               Gerald A. Eppner, Esq.
                                               Cadwalader, Wickersham & Taft
                                               100 Maiden Lane
                                               New York, NY  10038
                                               Telephone: (212) 504-6323
                                               Facsimile: (212) 504-6666

                 IF TO AMDIV, ADDRESSED TO:    amdiv.com, inc.
                                               10900 Wilshire Blvd., 9th Floor
                                               Los Angeles, CA  90024
                                               Telephone: (310) 209-5090
                                               Facsimile: (310) 209-2610

                 WITH A COPY TO:               Michael B. Jeffers, Esq.
                                               Jeffers, Wilson, Shaff & Falk, LLP
                                               18881 Von Karman Avenue, Suite 1400
                                               Irvine, California 92612
                                               Telephone: (949) 660-7700
                                               Facsimile: (949) 660-7799

                 IF TO CITY NATIONAL BANK,
                   ADDRESSED TO:               City National Bank, national association
                                               Attn:  Sue Behning/VP
                                               400 North Roxbury Drive
                                               Suite 600/CT
                                               Beverly Hills, California  90210
                                               Telephone: (310) 888-6283
                                               Facsimile: (310) 888-6288

4.2 Photostatic Teletransmission. The transmission of the instructions by photostatic teletransmission with duplicate or facsimile signatures shall be an authorized method of communication unless the Escrow Agent is notified by both amdiv and Nutmeg in writing to the contrary.

4.3         Electronic Affirmation. Notwithstanding any other provision of this
            Article IV, the Escrow Agent may settle securities trades effected by amdiv through a securities depository that utilizes an institutional delivery system, in which event the Escrow Agent may deliver or receive securities in accordance with appropriate trade reports


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            or statements given to the Escrow Agent by such depository without having received direct communications or instructions from amdiv.

4.4 Additional Instructions. In any matter under this Escrow Agreement in which the Escrow Agent is permitted or required to act upon Instructions, the Escrow Agent, where it deems necessary, may request further instructions from the person or entity giving the original instructions, or from Nutmeg or amdiv, as the case may be, and may defer any and all action pending receipt thereof.

                                    ARTICLE V
                  COMPENSATION AND EXPENSES OF THE ESCROW AGENT

5.1 Escrow Agent's fees will be as set forth on the fee schedule attached hereto, plus actual expenses incurred in performing its duties hereunder, and Escrow Funds is hereby granted a lien on the Escrow Funds for such amounts. Any setup fee will be payable in advance. In addition, Escrow Agent will receive its usual sweep fee for any Escrow Funds, which are invested in a sweep vehicle selected by amdiv. Unless other payment arrangements are set forth herein or are agreed to by Escrow Agent in writing. Escrow Agent may disburse from the Escrow Funds sufficient funds to pay its compensation and expenses. If any time cash is not available in the Escrow Funds to pay the Escrow Agents compensation and expenses, and then Escrow Agent may bill amdiv for such amounts. amdiv agrees to pay all expenses of this Escrow Agreement.

                                   ARTICLE VI
                              RECORDS AND ACCOUNTS

6.1 Accurate Records and Accounts. The Escrow Agent shall keep accurate records and accounts with respect to all cash and other assets held by it in the Escrow Fund, and all receipts and disbursements and other transactions involving such cash, securities and other assets. amdiv shall have access to all such accounts, books and records at all reasonable times. All such accounts, books and records shall be open for inspection and audit at all reasonable times by amdiv or by any person or persons duly authorized by amdiv.

6.2 Periodic Reports. The Escrow Agent shall furnish amdiv and any third party with such periodic reports, as the Escrow Agent shall mutually agree, setting forth all receipts, disbursements and transactions effected by the Escrow Agent.

6.3 Principal and Income. Except as otherwise specifically provided in this Escrow, the determination of all matters with respect to what is principal or income of the escrow Fund that the apportionment and allocation of receipts and disbursements between these accounts (if any), shall be governed by the provision of the California Revised Uniform Principal and Income Act from time to time existing. Any such matter not provided for herein or in the California Revised Uniform Principal and Income Act shall be determined by the Escrow Agent in the Escrow Agent's discretion.

6.4 Income Tax Reporting. amdiv assumes all duty in file any and all tax reports and returns, except as noted below, as well as full responsibility for the payment of all taxes assessed on or with respect to any Escrow Property and all taxes due on the income collected for amdiv on any and all transactions with respect to any Escrow Property. For purposes of IRS form 1099 which Escrow Agent may be required to prepare and file, all reportable income shall be reported to the IRS as being attributable to amdiv.

                                   ARTICLE VII
                            CANCELLATION AND CLOSING

7.1 This Agreement and the Escrow may not be terminated except as follows:

                        (i) Upon the mutual written consent of each of Nutmeg and amdiv;


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                        (ii)  Upon payment in full of the Escrow funds to amdiv;
                              and

                        (iii) Upon appointment of a successor Escrow Agent and
                              the execution of an escrow agreement replacing and terminating this Agreement.

                                  ARTICLE VIII
                   RESIGNATION AND REMOVAL OF THE ESCROW AGENT

8.1 Resignation and Removal. The Escrow Agent may resign at any time upon thirty-(30) days' written notice to amdiv, unless a shorter period is acceptable to amdiv. amdiv, with Nutmeg's consent, may at any time remove the Escrow Agent upon thirty-(30) days' written notice to the Escrow Agent, unless a shorter period is acceptable to the Escrow Agent.

8.2 Appointment of Successor. In the event of the removal or resignation of the Escrow Agent, amdiv shall appoint a successor which, upon its acceptance in writing of such appointment delivered to amdiv and the former Escrow Agent, shall be vested with all the rights, powers and duties of the Escrow Agent under this Escrow Agreement, and the retiring Escrow Agent shall be released and discharged from all further liability with respect to the Escrow. If amdiv fails to appoint a successor Escrow Agent within thirty-(30) days after removal or resignation of the Escrow Agent, the Escrow Agent is authorized to deliver the Escrow Fund to a third party escrow agent or company of Escrow Agent's selection; provided that such the successor's escrow agent assumes all responsibilities hereunder. The retiring Escrow Agent shall transfer, assign and deliver to its successor all of the property then held by it under the Escrow, except such reasonable compensation and expenses in connection with the settlement of accounts and the delivery of the assets to the successor Escrow Agent. After settlement of the retiring Escrow Agent's final accounting, the retiring Escrow Agent shall also transfer to the successor Escrow Agent true copies of it records as relate to the Escrow Fund, as may be requested by the successor Escrow Agent. The successor Escrow Agent shall not be liable or responsible for anything done or omitted in the administration of the Escrow Fund pursuant to this Escrow Agreement prior to the date it shall have become Escrow Agent, nor to audit or otherwise inquire into or take any action concerning the acts or any retiring Escrow Agent.

8.3 Final Periodic Report. Within sixty (60) days after the transfer of the assets of the Escrow Fund to the successor Escrow Agent, unless a different period is mutually agreed to, the Escrow Agent shall file with amdiv a final periodic report, covering the period since the close of the last periodic report.

8.4 Deemed Acceptance. In the absence of any exception thereto filed in writing with the Escrow Agent within ninety (90) days after the date of filing with amdiv, any periodic report filed with amdiv shall constitute a final periodic report by and discharge of the Escrow Agent from all claims and liabilities with respect to the acts and transactions as shown in such report, and shall be binding and conclusive upon all persons.

                                   ARTICLE IX
                                    AMENDMENT

9.1 Amendment. This Escrow Agreement may be modified only by writing signed by each of Nutmeg, amdiv and Escrow Agent.

                                    ARTICLE X
                             LIMITATION ON LIABILITY

10.1 Liability of Escrow Agent. In performing any duties under this Escrow Agreement, Escrow Agent shall not be liable for any damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. Escrow Agent shall no incur any liability for: (a) any act or failure to act made or omitted in good faith, or (b) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Escrow Agreement that the Escrow Agent shall in good faith believe to be


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            genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations or determining and verifying the scope of any representative authority, or any person acting or purporting to act on behalf of any party to this agreement.

10.2 Indemnification by amdiv. amdiv further agrees to pay on demand, and to indemnify and hold Escrow Agent harmless from and against, all costs, damages, judgments, attorneys fees, expenses, obligations and liabilities of any kind or nature which, in good faith, Escrow Agent may incur or sustain in connection with or arising out of the Escrow, and Escrow Agent is hereby given a lien upon all the rights, titles and interests of amdiv in the Escrow Funds, to protect Escrow Agent's rights and to indemnify and reimburse Escrow Agent under this Escrow Agreement.

10.3 Force Majeure. The Escrow Agent shall not be liable for any delay or failure to act as may be required hereunder when such delay or failure is due to fire, earthquake, any act of God, interruption or suspension of any communication or wire facilities or services, war, emergency conditions or other circumstances beyond its control, provided it exercises such diligence as the circumstances may reasonably require.

10.4 Scope. The Escrow Agent shall have no duties or obligations hereunder except those specifically set forth herein and such duties and obligations shall be determined solely by the express provisions of this Escrow Agreement.

10.5        Controversies.

            10.5.1 Upon receipt of conflicting demands or notices relating to this Escrow, Escrow Agent, may at its election, without liability to Nutmeg or amdiv, do either or both of the following:

                    10.5.1.1 Withhold and stop all further proceedings in, and performance of, this Escrow, until such conflict is removed to Escrow Agent's satisfaction;

                    10.5.1.2 File a suit in interpleader and obtain an order from the court requiring the parties too litigate their several claims and rights among themselves, in which case, Escrow Agent shall be fully released and discharged from any obligation to perform any further duties imposed upon it with respect to this Escrow, and the parties shall pay Escrow Agent all costs, expenses and reasonable attorney fees expended or incurred by it, the amount thereof to be fixed and a judgment thereof to be rendered by the court in such suit.

            10.5.2 Any dispute arising out of or relating to this Escrow Agreement, including a breach of this Escrow Agreement, will be decided by reference under California Code of Civil Procedure Section 638 and related sections. A referee, either an active attorney or retired judge, will be selected according to the procedures of the American Arbitration Association and then appointed by the court in which the action regarding the dispute or controversy originated. The dispute will be submitted to the referee for determination in place of a trial before a judge and jury.

10.6 Legal Counsel. The Escrow Agent may consult with, and obtain advise from, legal counsel of its own selection as to the construction of any of the provisions of this Escrow Agreement or the Escrow Agent's obligations and duties, and shall incur no liability in acting in good faith in accordance with the reasonable advice and opinion of such counsel.

                                   ARTICLE XI
                                  MISCELLANEOUS

11.1 Governing Law. This Escrow Agreement shall be governed, construed, regulated and administered under the laws of the State of California.


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11.2        Invalid Provisions. It is not the intention of any party to this
            Escrow Agreement to violate any statute, regulation, ruling, judicial decision, or other legal provision applicable to this Escrow Agreement or the performance thereof. If any term of this Escrow Agreement, or any act or omission in the performance thereof, is or becomes violative of any such provision, such term, act or omission shall be of no force or effect and any such term shall be severed from this Escrow Agreement. Any such invalid term, act or omission shall not affect the validity of any other term of this Escrow Agreement that is otherwise valid, nor the validity of any otherwise valid act or omission in the performance thereof, unless such invalidity prevents accomplishment of the objectives and purposes of this Escrow Agreement. In the event any such term, act or omission is determined to be illegal or otherwise invalid, the necessary steps to remedy such illegality or invalidity shall be taken immediately by the parties.

11.3 Counterparts. This Escrow Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.

11.4 Successors and Counterparts. This Escrow Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns, except as is expressly provided in the contrary herein.



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            IN WITNESS WHEREOF, the parties hereto have caused this Escrow
Agreement to be executed by their respective duly authorized officers on the dates set forth below.


Date: ____________________              "Nutmeg" - Nutmeg Securities, Ltd.

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________


Date: ____________________              "amdiv" - amdiv.com, inc.

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________


Date: ____________________              "Escrow Agent"
                                        CITY NATIONAL BANK, national association

                                        By: ____________________________________

                                        By: ____________________________________



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